Exhibit 99.1

Press Release

FreightCar America, Inc. Reports First Quarter 2024 Results

Company delivers 99% year-over-year revenue growth and record quarterly deliveries for new plant

Reaffirms revenue, Adjusted EBITDA, and delivery outlook for 2024

CHICAGO, May 8, 2024 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•
Revenues of $161.1 million on 1,223 railcar deliveries, an increase of 99% compared to revenues of $81.0 million on 738 railcar deliveries in the first quarter of 2023
•
Gross margin of 7.1% with gross profit of $11.4 million, compared to gross margin of 9.2% with gross profit of $7.5 million in the first quarter of 2023
•
Net loss of ($11.6) million, or ($0.54) per share and Adjusted net income of $4.9 million, or $0.02 per share, accounting primarily for non-cash items associated with a change in fair market value of warrant liability
•
Adjusted EBITDA of $6.1 million, compared to Adjusted EBITDA of $2.1 million in the first quarter of 2023

Nick Randall, President and Chief Executive Officer of FreightCar America, commented, “First quarter revenue grew 99% year-over-year and in line with our expectations. We were pleased by our ability to deliver another quarterly record number of railcars out of our Mexico facility, marking our second consecutive quarter of 1,000+ units of production.”

Randall concluded, “The health of the rail industry continued to improve during the first quarter, and as a result, we continue to maintain our view on industry demand for 35,000 to 40,000 new railcars for the year. As such, we remain confident in the year as we reiterate our stated guidance, with strong revenue and Adjusted EBITDA growth for 2024. With the factory now complete, we have the ability to produce 5,000+ railcars per year and are in our best position yet to efficiently execute. As I step into my new role as CEO, I am focused on our profitable growth through driving efficiencies, realizing the benefits of volume leverage, and improving margins as we flex the full capacity of our facility.”

Fiscal Year 2024 Outlook

The Company has reaffirmed outlook for fiscal year 2024 is as follows:

	Fiscal 2024 Outlook	Year-over-Year Growth at Midpoint
Revenue	$520 - $572 million	52.5%

Adjusted EBITDA	$32 - $38 million	74.1%
Railcar Deliveries	4,000 – 4,400 Railcars	39.0%

Mike Riordan, Chief Financial Officer of FreightCar America, commented, “With the start of the year playing out in line with what we initially expected, we are reaffirming our full year guidance ranges. Furthermore, with the completion of the new manufacturing campus, and as we look ahead, we believe that we are extremely well positioned to enhance shareholder value by capturing incremental share, while remaining focused on margin, as industry demand improves.”

First Quarter 2024 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Thursday, May 9 at 11:00 a.m. (Eastern Time) to discuss its first quarter 2024 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call via the following live and recorded methods:

Live Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1663434&tp_key=081d332e65

Recorded Webcast: A recorded webcast will be available until Thursday, May 23, 2024, on FreightCar America’s website following the conference call date at: https://investors.freightcaramerica.com/news-events/event-calendar/

Teleconference: Dial-in numbers for the live Conference Call are (877) 407-0789 or (201) 689-8562. Please call in at least 10 minutes prior to the start time of the call. An audio replay may be accessed at (844) 512-2921 or (412) 317-6671; Passcode: 13745456.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse economic and market conditions including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings, and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net loss and Adjusted EPS. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$13,977	$40,560
Accounts receivable, net of allowance for doubtful accounts of $82 and $18 respectively	35,040	6,408
VAT receivable	3,959	2,926
Inventories, net	109,778	125,022
Assets held for sale	629	—
Related party asset	902	638
Prepaid expenses	6,533	4,867
Total current assets	170,818	180,421
Property, plant and equipment, net	30,673	31,258
Railcars available for lease, net	—	2,842
Right of use asset operating lease	2,724	2,826
Right of use asset finance lease	39,676	40,277
Other long-term assets	4,778	1,835
Total assets	$248,669	$259,459

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$75,918	$84,417
Related party accounts payable	2,394	2,478
Accrued payroll and other employee costs	4,975	5,738
Accrued warranty	1,468	1,602
Current portion of long-term debt	30,002	29,415
Other current liabilities	7,309	13,711
Total current liabilities	122,066	137,361
Warrant liability	52,454	36,801
Accrued pension costs	1,106	1,046
Lease liability operating lease, long-term	3,038	3,164
Lease liability finance lease, long-term	41,084	41,273
Other long-term liabilities	2,278	2,562
Total liabilities	222,026	222,207

Commitments and contingencies
Mezzanine equity
Series C Preferred stock, $0.01 par value, 85,412 shares authorized, 85,412 shares issued and outstanding at each of March 31, 2024 and December 31, 2023, respectively. Liquidation value $99,285 and $95,048 at March 31, 2024 and December 31, 2023, respectively.	83,602	83,458

Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at March 31, 2024 and December 31, 2023)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 18,345,488 and 17,903,437 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	214	210
Additional paid-in capital	94,783	94,067
Accumulated other comprehensive income	2,607	2,365
Accumulated deficit	(154,563)	(142,848)
Total stockholders' deficit	(56,959)	(46,206)
Total liabilities, mezzanine equity and stockholders’ deficit	$248,669	$259,459

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

	Three Months Ended
	March 31,
	2024	2023

Revenues	$161,058	$80,999
Cost of sales	149,655	73,514
Gross profit	11,403	7,485
Selling, general and administrative expenses	7,493	6,388
Operating income	3,910	1,097
Interest expense	(2,391)	(6,600)
(Loss) gain on change in fair market value of Warrant liability	(15,653)	613
Other expense	(14)	(36)
Loss before income taxes	(14,148)	(4,926)
Income tax (benefit) provision	(2,577)	111
Net loss	$(11,571)	$(5,037)
Net loss per common share – basic	$(0.54)	$(0.19)
Net loss per common share – diluted	$(0.54)	$(0.19)
Weighted average common shares outstanding – basic	29,580,182	26,545,463
Weighted average common shares outstanding – diluted	29,580,182	26,545,463

FreightCar America, Inc.

Segment Data

(In thousands)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Manufacturing	$155,728	$77,599
Corporate and Other	5,330	3,400
Consolidated revenues	$161,058	$80,999

Operating income (loss):
Manufacturing	$8,279	$5,628
Corporate and Other	(4,369)	(4,531)
Consolidated operating income	$3,910	$1,097

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(11,571)	$(5,037)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	1,396	1,072
Non-cash lease expense on right-of-use assets	703	731
Loss (gain) on change in fair market value for Warrant liability	15,633	(613)
Stock-based compensation recognized	760	(91)
Non-cash interest expense	1,539	4,264
Other non-cash items, net	207	(1)
Changes in operating assets and liabilities:
Accounts receivable	(28,632)	904
VAT receivable	(999)	2,960
Inventories	16,963	(19,698)
Related party asset, net	(348)	(362)
Accounts and contractual payables	(7,884)	9,695
Income taxes payable, net	(3,937)	(517)
Lease liability	(1,057)	(1,191)
Other assets and liabilities	(8,115)	180
Net cash flows used in operating activities	(25,322)	(7,704)

Cash flows from investing activities
Purchase of property, plant and equipment	(966)	(1,960)
Net cash flows used in investing activities	(966)	(1,960)

Cash flows from financing activities
Borrowings on revolving line of credit	13,037	31,688
Repayments on revolving line of credit	(12,450)	(31,884)
Employee stock settlement	(40)	(106)
Financing lease payments	(842)	(147)
Net cash flows used in financing activities	(295)	(449)
Net decrease in cash and cash equivalents	(26,583)	(10,113)
Cash, cash equivalents and restricted cash equivalents at beginning of period	40,560	37,912
Cash, cash equivalents and restricted cash equivalents at end of period	$13,977	$27,799

Supplemental cash flow information
Interest paid	$852	$2,340
Income taxes paid	$403	$151
Non-cash transactions
Change in unpaid construction in process	$(155)	$539
Accrued PIK interest paid through issuance of PIK Note	$—	$1,658
Issuance of equity fee	$—	$535

Non-GAAP Financial Measures (Unaudited)

FreightCar America, Inc.

Reconciliation of loss before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023

Loss before income taxes	$(14,148)	$(4,926)
Depreciation & Amortization	1,396	1,072
Interest Expense, net	2,391	6,600
EBITDA	(10,361)	2,746

Change in Fair Value of Warrant (a)	15,653	(613)
Stock Based Compensation	760	(91)
Other, net	15	36
Adjusted EBITDA	$6,067	$2,078

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net loss and Adjusted net income (loss) (1)

(Unaudited)

	Three Months Ended March 31,
	2024	2023

Net loss	$(11,571)	$(5,037)

Change in Fair Value of Warrant (a)	15,653	(613)
Stock Based Compensation	760	(91)
Other, net	15	36
Total non-GAAP adjustments	16,428	(668)
Income tax impact on non-GAAP adjustments (b)	-	-
Adjusted net income (loss)	$4,857	$(5,705)

(1) Adjusted net income (loss) represents net income (loss) before the following charges:

a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
b)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances, all US based adjustments above are not tax affected.

We believe that Adjusted net income (loss) is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income (loss) is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income (loss) in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net loss is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended March 31,
	2024	2023

EPS	$(0.54)	$(0.19)

Change in Fair Value of Warrant (a)	0.53	(0.02)
Stock Based Compensation	0.03	-
Other, net	-	-
Total non-GAAP adjustments pre-tax per-share	0.56	(0.02)
Income tax impact on non-GAAP adjustments per share (b)	-	-
Adjusted EPS	$0.02	$(0.21)

(1) Adjusted EPS represents basic EPS before the following charges:

a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
b)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.